             [CONFIDENTIAL TREATMENT OF CERTAIN PORTIONS REQUESTED]

                              SETTLEMENT AGREEMENT


         Having successfully mediated their dispute with mediator, Anthony Piazza on August 11, 2000, Candela Corporation, The Regents of the University of California and Cool Touch, Inc. agree to a settlement on the following terms:

         1. The parties will exchange full, mutual general release.

         2. Effective July 1, 2000:

                  a. Candela and Cool Touch will pay to The Regents a royalty rate of [CONFIDENTIAL TREATMENT REQUESTED] on the good faith list price of DCDs sold as an accessory or upgrade to a laser system;

                  b. Candela and Cool Touch will pay to The Regents a royalty rate of [CONFIDENTIAL TREATMENT REQUESTED] on the good faith list price of laser systems sold with an integrated DCD. ([CONFIDENTIAL TREATMENT REQUESTED] );

                  c. In the case of sales to resellers (e.g. distributors or OEM's), the [CONFIDENTIAL TREATMENT REQUESTED] royalty (in 2a and 2b) will be based on Candela's or Cool Touch's price to its reseller.

         3. Subject to the limitations of the final licenses, The Regents will grant to Candela and Cool Touch a co-exclusive license to The Regents' Patent Rights for the following fields of use: (i) for procedures that involve non-oblative laser skin rejuvenation including collagen formation, collagen remodeling, skin smoothing and wrinkle treatment, (ii) for procedures that involve the treatment of facial and lower extremities telangiestasias and spider veins and (iii) for procedures using a long pulse [0.2-500 milliseconds] 1.06 Vbi Nd: yAG laser. Subject to the limitations of the final licenses, The Regents will grant to Candela an exclusive license to The Regents' Patent Rights for the following fields of use: for procedures that involve (i) vascular skin lesions and (ii) laser hair removal.

         4. Cool Touch's license to The Regents' Patent Rights shall not be assigned ("assigned" shall include all restrictions of paragraph 19.2 of the 1/10/00 Agreement) to Coherent, Cynosure, Palomar or ESC, without Candela's prior written consent. Otherwise, Cool Touch may assign its license.

         5. Upon closing and as a prepayment for the annual exclusivity fee granted by The Regents, Candela will pay [CONFIDENTIAL TREATMENT REQUESTED] to The Regents [CONFIDENTIAL TREATMENT REQUESTED] . [CONFIDENTIAL TREATMENT REQUESTED], Candela will deliver to the University of California a Vbeam laser.

         6. The Regents shall pay Candela [CONFIDENTIAL TREATMENT REQUESTED]of all royalties paid to it by any licensee. Candela shall pay[CONFIDENTIAL TREATMENT REQUESTED]of the [CONFIDENTIAL TREATMENT


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REQUESTED]which Cool Touch paid to Candela in connection with their conditional interim Sublicense Agreement.

         7. Cool Touch will receive an earned royalty credit of [CONFIDENTIAL TREATMENT REQUESTED] which will be applied against all royalties and license issue fees owed until the credit has been reached.

         8. Candela covenants that it will not sue Cool Touch regarding the Anderson-Hsia patent. This covenant will become null and void upon any assignment or any competitor of Candela acquiring more than a [CONFIDENTIAL TREATMENT REQUESTED] interest in Cool Touch.

         9. This agreement is fully binding, subject only to the formal approval by The Regents. The parties will negotiate in good faith full documentation of this Agreement. All disputes related to the documentation of this Agreement will be resolved by Anthony Piazza whose decisions will be final and binding. The Regents and Candela have the right to an independent audit of royalties as provided in the original Candela license.

         10. Upon consummation of the final documentation, the parties will dismiss with prejudice the pending litigation in the Eastern District of California and the District of Massachusetts and the arbitration.

         11. Each party will [CONFIDENTIAL TREATMENT REQUESTED] .

Dated:     August 11, 2000

THE REGENTS OF THE                    CANDELA CORPORATION
UNIVERSITY OF CALIFORNIA


By: /s/ P. Martin Simpson             By: /s/ Gerard E. Puorro
   --------------------------------      -----------------------------------

By: /s/ Valentin Fikovsky
   --------------------------------

COOL TOUCH, INC.


By: /s/ Dale Koop
   --------------------------------


Approved as to form:

/s/ Donn P. Pickett
-------------------------------------------------

/s/ Scott Birnbaum
-------------------------------------------------

/s/ Dale Campbell
-------------------------------------------------